UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2009

______________________________

SYSTEMAX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of principal executive offices)

(516) 608-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into Material Definitive Agreement

On April 5, 2009, Systemax Inc. (the “Company”), entered into a “stalking horse” asset purchase agreement (the “Asset Purchase Agreement”), as amended on April 6, 2009 and May 14, 2009, with Circuit City Stores West Coast, Inc. and Circuit City Stores, Inc. (“Circuit City”) to purchase from Circuit City (which had previously filed for bankruptcy) certain of the intellectual property, internet-related property and customer information of Circuit City constituting its e-commerce business.

The initial purchase price was determined through arms-length negotiation between the parties and was subject to certain significant contingencies, most importantly the approval of the transaction by the U.S. Bankruptcy Court following a court-ordered auction for the assets intended to procure higher and better bids.  In connection with the approval process, the court approved the Company as the “stalking horse” bidder, permitting other qualified bidders to submit higher and better bids for the subject assets in the auction.

The court-ordered auction was conducted on May 11, 2009. The Company made the prevailing bid which was approved by the U.S. Bankruptcy Court for the Eastern District of Virginia on May 14, 2009, and on such date the parties executed a second amendment to the Asset Purchase Agreement to incorporate the terms of the Company’s prevailing bid.  On May 19, 2009, the Company and Circuit City consummated the closing of the transaction.

Pursuant to the terms of the Asset Purchase Agreement, at closing the Company paid a cash purchase price of $14.0 million, and agreed to pay Circuit City a share of certain future net revenue generated by the acquired assets during the 30-month period commencing 30 days following the closing of the transaction, which share has been guaranteed to be at least $3.0 million.

The foregoing summary description of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1
Asset Purchase Agreement, as amended, dated as of April 5, 2009 and May 14, 2009, by and among Systemax Inc., as Buyer and Circuit City Stores West Coast, Inc. and Circuit City Stores, Inc, as Sellers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        SYSTEMAX INC.

                        By: /s/ Curt Rush
                   Name: Curt Rush
                               Title:   General Counsel and Secretary

Date:  May 20, 2009